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EXHIBIT 99 -   REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



 BOARD OF DIRECTORS AND SHAREHOLDERS
 TOMPKINS COUNTY TRUST COMPANY
 ITHACA, NEW YORK


 We have audited the accompanying statements of income, changes in shareholders' equity, and cash flows of Tompkins County Trust Company (Trust Company) for the year ended December 31, 1994. These financial statements are the responsibility of the Trust Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Trust Company for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

 In 1993, the Trust Company changed its method of accounting for securities and other postretirement benefits.



 /S/  Ernst & Young LLP

 Syracuse, New York
 January 13, 1995